Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208305 on Form F-3 of our report dated April 24, 2019, relating to the consolidated financial statements of Euroseas Ltd., appearing in this Annual Report on Form 20-F of Euroseas Ltd. for the year ended December 31, 2018.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
April 24, 2019